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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

HALIS Services, Inc.
         - a Georgia Corporation d/b/a HALIS Services, Inc. and the Compass
           Group

Physicians Resource Network, Inc.
         - a Georgia Corporation d/b/a Physicians Resource Network and PRN

American Benefit Administrative Services, Inc.
         - a Georgia Corporation d/b/a American Benefit Administrative Services and ABAS

PhySource Ltd.
         - a Georgia Corporation d/b/a the Homa Practice